Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

1)	Registration Statement (Form S-8 No. 333-163033) pertaining to the 2009 Omnibus Incentive Compensation Plan;

2)	Registration Statement (Form S-8 No. 333-163032) pertaining to 2000 Employee Stock Purchase Plan;

3)	Registration Statement (Form S-8 No. 333-145482) pertaining to 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan;

4)	Registration Statement (Form S-8 No. 333-53692) pertaining to 2000 Stock Incentive Plan, 2000 Employee Stock Purchase Plan and 1997 Stock Incentive Plan;

5)	Registration Statement (Form S-3 No. 333-162020) and related prospectus pertaining to the registration of $125,000,000 of debt securities, common stock, preferred stock, subscription rights, depositary shares, warrants, purchase contracts and units;

of our report dated March 12, 2010, with respect to the consolidated financial statements and schedule of Novatel Wireless, Inc., included in this Amendment No. 1 to the Annual Report (Form 10-K/A) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

San Diego, California

March 12, 2010